                               STEPHENS, GOURLEY &
                                    BYWATER

                                ATTORNEYS AT LAW

                         An Association of Professional
                                  Corporations


DAVID A. STEPHENS email: dstephens@lvcm.com     R. VAUGHN GOURLEY+ email:
vgourley@lvcm.com
GORDON E. BYWATER email: gbywater@lvcm.com      +Also Admitted in Utah


                                                                     Exhibit 5.1

                               September 23, 2004

Board of Directors
Valley Bancorp
3500 W. Sahara Avenue
Las Vegas, NV 89102

      RE:   LEGALITY OF SECURITIES TO BE ISSUED

Ladies and Gentlemen:

      We have acted as special counsel for Valley Bancorp (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Rule 462(b) Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, relating ot the issuance and sale by the Company of 104,650 shares of common stock (the "Shares"), par value $0.73 per share ("Common Stock"), of the Company. We understand that the Shares are to be sold to the Underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement (the "Underwriting Agreement"), to be entered into among the Company and Sandler O'Neill & Partners, L.P. as representative of the several underwriters listed on Schedule I to the Underwriting Agreement (the "Underwriters"). The Shares include an over-allotment option granted to the Underwriters to purchase 13,650 shares of Common Stock. The Shares are to be sold together with the shares registered pursuant to the Company's Registration Statement on Form S-1 (Registration No. 333-117312), which was declared effective September 22, 2004 (the "Initial Registration Statement"). The Initial Registration Statement, as amended, and the Rule 462(b) Registration Statement are together referred to as the "Registration Statement."

      We have made such inquiries and reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company.
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STEPHENS, GOURLEY & BYWATER
Board of Directors
Valley Bancorp
September 23, 2004
Page 2 of 2


                  3636 N. Rancho Drive, Las Vegas, Nevada 89130
              Telephone: (702) 656-2355 | Facsimile: (702) 656-2776


      Based on the foregoing, and subject to the limitations set forth herein, we are of the opinion that the issuance and sale of the Shares has been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

      We express no opinion herein as to any laws other than the laws of the State of Nevada.

      We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        STEPHENS, GOURLEY & BYWATER

                                        /s/ Gordon E. Bywater, Esq.

                                        Gordon E. Bywater, Esq.

GEB/pln




                  3636 N. Rancho Drive, Las Vegas, Nevada 89130
              Telephone: (702) 656-2355 | Facsimile: (702) 656-2776